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                                                                   EXHIBIT 10.11




         SECOND AMENDMENT dated as of August 23, 2001 to the Amended Agreement dated as of the 12th day of February 2001 by and between Elektryon, Inc. (the "Company") and Michael E. Holmstrom (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee and the Company entered into an Employment Agreement dated November 7, 2000 which was amended by an Amended Agreement dated as of the 12th day of February 2001, and which agreement was subsequently amended by a First Amendment dated as of July 3, 2001 (as amended, the "Employment Agreement"); and

         WHEREAS, the parties desire to further amend the Employment Agreement to induce the Employee to remain employed by the Company for a minimum specified period of time and to make certain other changes.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The first sentence of the "Duties" section of the Employment Agreement shall be amended in its entirety to read as follows:

                  "Duties. The Employee agrees that, during the Employment Period while he is employed by the Company, he will devote substantially his full business time, energies and talents to serving as the Chief Financial Officer/President of the Company and providing services for the Company at the direction of the Executive Board of the Company, provided that the Employee may engage in other activities, including, without limitation, other for profit businesses, so long as such activities do not materially interfere with the Employee's responsibilities to the Company."


         2. Section 2(b) of the Employment Agreement is amended by the addition of the following language at the end of the first paragraph thereof:

                  "Payable simultaneously with the execution of the second amendment to this Agreement, the Employee shall be entitled to a lump sum cash payment equal to $500,000 in consideration of the Employee's additional obligations under the second amendment."
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         3. Section 2(c) of the Employment Agreement is amended by the addition of the following language at the end thereof:

                  "Simultaneously with the execution of the second amendment to this Agreement, the Company shall pay to the applicable automobile leasing company an amount equal to the `buy out' amount of the Employee's leased automobile and the title of such automobile shall be registered in the name of the Employee. The Company shall pay the operating costs of such automobile (including, without limitation, insurance, gas, maintenance and repairs) while the Employee is employed by the Company and the Company shall also provide Employee with tax gross-up payments so that after applicable taxes are incurred with regard to the automobile and operating costs the Employee will be kept whole.


         4. Section 3(a)(i) of the Employment Agreement shall be amended by the deletion of the following language:

                  "but in any event no less than one year's annual salary"


         5. Section 3 of the Employment Agreement is amended by the addition of the following new subsection at the end thereof:

                  "(d) Notwithstanding the foregoing and anything herein to the contrary, the Employee shall remain employed by the Company through February 1, 2002, provided that the Employee may terminate employment prior to such date for Good Reason. Employee acknowledges and agrees that it shall be a breach of this Agreement if the Employee terminates employment without Good Reason prior to February 1, 2002."


         6. As amended, the Employment Agreement shall remain in full force and effect.

         7. This Second Amendment may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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         IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first above written.

                                        ELEKTRYON, INC.

                                        By: /s/ Wendell Adair
                                            ---------------------------
                                            Wendell Adair


                                        By: /s/ John Cavalier
                                            ---------------------------
                                            John Cavalier


                                        By: /s/ Curtis Olson
                                            ---------------------------
                                            Curtis Olson

                                        /s/ Michael E. Holmstrom
                                        -------------------------------
                                        Michael E. Holmstrom